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                                                  [LOGO OF PIONEER INVESTMENTS]

IMPORTANT REMINDER: PIONEER OAK RIDGE LARGE CAP GROWTH FUND AND PIONEER OAK RIDGE SMALL CAP GROWTH FUND

SPECIAL MEETING OF SHAREHOLDERS, SEPTEMBER 30, 2014

We recently sent you proxy materials relating to the special meeting of shareholders of Pioneer Oak Ridge Large Cap Growth Fund and Pioneer Oak Ridge Small Cap Growth Fund to vote on an important proposal for an Agreement and Plan of Reorganization of your fund. The meeting for your fund, in which you hold shares, is scheduled for September 30, 2014 at 2 p.m., Eastern Time.

Your vote for this important meeting has not yet been received.

We encourage you to utilize one of the following options today to record your vote:

..   Vote by TouchTone telephone.

..   Vote by Internet. Log on to the Internet address located on the enclosed proxy ballot and following the instructions on the website.

..   Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy ballot in the postage paid return envelope provided.

REMEMBER, YOUR VOTE COUNTS. PLEASE VOTE TODAY.

If you have any questions regarding the proposals or need additional proxy materials, please call your Fund's proxy agent, at 1-855-486-7908, Monday through Friday 9:30 a.m. to 10:00 p.m. Eastern Standard Time, to speak with a live representative.

Your vote will help reduce the need for additional solicitation efforts or costly meeting adjournments.

As the special meeting approaches, and you have not voted, you may receive a telephone call from a representative of Broadridge Proxy Services seeking your vote.

Thank you for your prompt attention to this matter.

Pioneer Investments
60 State Street, Boston, MA. 02109
(C)2014 Pioneer Investments. us.pioneerinvestments.com 27987-00-0814